Exhibit 99.2 - Joint Filer Information

Designated Filer:	Warburg Pincus & Co.
Issuer & Ticker Symbol:	Nuance Communications, Inc. (NUAN)
Date of Event Requiring Statement:	April 6, 2010

Joint Filers:

1.	Name:	Warburg Pincus LLC
Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, New York 10017

2.	Name:	Warburg Pincus Partners, LLC
Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, New York 10017

3.	Name:	Warburg Pincus X, LLC
Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, New York 10017

4.	Name:	Warburg Pincus X, L.P.
Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, New York 10017

5.	Name:	Warburg Pincus Private Equity X, L.P.
Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, New York 10017

6.	Name:	Warburg Pincus X Partners, L.P.
Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, New York 10017

7.	Name:	Warburg Pincus Private Equity VIII, L.P.
Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, New York 10017

8.	Name:	William H. Janeway
Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, New York 10017

9.	Name:	Patrick T. Hackett
Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, New York 10017